UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2010
THE TIMBERLAND COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-9548	02-0312554

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of principal executive offices)	(Zip Code)
(603) 772-9500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     (a) The Timberland Company (the “Company”) held its 2010 annual meeting of stockholders on May 13, 2010.
     (b) The stockholders elected all of the Company’s nominees for director, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and approved the amendment of the Company’s 2007 Incentive Plan. The results of the voting with respect to each item are listed below.
(1)	Election of Directors:
(A)	Directors elected by Class A shares:

	Votes For	Votes Withheld	Non-Votes
Ian W. Diery	35,579,249	492,661	2,607,931
John A. Fitzsimmons	35,575,949	495,961	2,607,931
Edward W. Moneypenny	35,712,695	359,215	2,607,931
(B)	Directors elected by Class A and Class B shares:

	Votes For	Votes Withheld	Non-Votes
Sidney W. Swartz	144,324,447	639,063	2,607,931
Jeffrey B. Swartz	144,535,101	428,409	2,607,931
Virginia H. Kent	144,496,291	467,219	2,607,931
Kenneth T. Lombard	142,951,867	2,011,643	2,607,931
Peter R. Moore	144,604,664	358,846	2,607,931
Bill Shore	144,606,923	356,587	2,607,931
Terdema L. Ussery, II	144,604,498	359,012	2,607,931
Carden N. Welsh	144,367,792	595,718	2,607,931
(2)	Ratification of Deloitte & Touche LLP:

Votes For	144,752,787
Votes Against	193,069
Votes Abstaining	17,654
Non-Votes	0
(3)	Amendment of 2007 Incentive Plan:

Votes For	123,986,890
Votes Against	20,959,883
Votes Abstaining	16,737
Non-Votes	2,607,931

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: May 14, 2010	By:	/s/ Carrie W. Teffner
		Name:	Carrie W. Teffner
		Title:	Chief Financial Officer